UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2023

Cyxtera Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39496	84-3743013
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Boulevard, Suite 900 Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

(305) 537-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CYXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Filing

On June 4, 2023 (the “Petition Date”), Cyxtera Technologies, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court in the District of New Jersey (the “Bankruptcy Court”).

The Debtors will continue to operate their businesses and manage their properties as “debtors-in-possession” through a pre-arranged financial restructuring plan (the “Plan”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure the Debtors’ ability to continue operating in the ordinary course of business and minimize the effect of the restructuring on the Debtors’ customers and employees, the Debtors filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including the authority to obtain up to $200 million of “debtor-in-possession” financing from certain of the term lenders that are party to the previously disclosed Restructuring Support Agreement, dated as of May 4, 2023, among certain of the Debtors and the consenting stakeholders party thereto (together with all exhibits and schedules thereto, the “Restructuring Support Agreement”), to pay employee wages and benefits and to pay vendors and suppliers in the ordinary course for all goods and services. The Restructuring Support Agreement contemplates agreed-upon terms for the Plan.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default under the Company’s and its subsidiaries’ debt instruments, including the following (the “Debt Instruments”):

•

First Lien Credit Agreement, dated as of May 1, 2017, by and among Cyxtera DC Holdings, Inc. (the “Borrower”), Cyxtera DC Parent Holdings, Inc. (“Holdings”), the subsidiary loan parties thereto, the lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (the “Prepetition Credit Agreement”); and

•

First Lien Priority Credit Agreement, dated as of May 4, 2023, among the Borrower, Holdings, the other lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent.

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Debtors believe that any efforts to enforce the financial obligations under the Debt Instruments are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

Item 7.01.	Regulation FD Disclosure.

Press Release

A copy of the press release dated June 4, 2023 issued by the Company announcing the filing of the Chapter 11 Cases is attached hereto as Exhibit 99.1.

Cleansing Materials

In February 2023, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain members of an ad hoc group of term lenders under the Prepetition Credit Agreement. Pursuant to the NDAs, the Company agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.2. The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.

Additional Information on the Chapter 11 Cases

Additional resources for customers, vendors and other stakeholders, and other information on the Chapter 11 Cases, can be accessed by visiting the Debtors’ restructuring website at www.cyxterarestructuring.com. Court filings and other documents related to the Chapter 11 Cases are available on a separate website administered by the Debtors’ claims agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/cyxtera.

The information in this Item 7.01, including Exhibit 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities, including its Class A common stock, during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s Class A common stock may bear little or no relationship to the actual recovery, if any, by holders of such securities in the Chapter 11 Cases. In particular, the Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding: the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to any proposed debtor-in-possession financing; the Company’s ability to finalize and enter into a debtor-in-possession financing facility on satisfactory terms, if at all, and to satisfy the conditions to which such financing is subject, which may not be satisfied for various reasons, including for reasons outside of the Company’s control; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; the Company’s ability to attract, motivate and retain key executives and other associates; the impact of cost reduction initiatives; the Company’s ability to generate or maintain liquidity; implementation of new systems and platforms; and legal and regulatory proceedings. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Cyxtera has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company dated June 4, 2023.

99.2	Cleansing Material.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyxtera Technologies, Inc.

Date: June 5, 2023	By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer